Exhibit 4.2

Motorola Solutions, Inc.

OFFICERS’ CERTIFICATE

Pursuant to Sections 102, 201, 301 and 303 of the Indenture dated as of August 19, 2014 (the “Indenture”) between Motorola Solutions, Inc. (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), the undersigned officers of the Company do hereby certify as follows in connection with the issuance of the Company’s 2.750% Senior Notes due 2031 (the “Securities”) under the Indenture:

1.

All conditions precedent under the Indenture to the issuance and authentication of the Securities and the delivery of the Securities to or upon the written order of the Company have been complied with.

2.	The undersigned have read the conditions referred to in paragraph 1 above.

3.	The statements of the undersigned contained herein are based upon their participation in the issuance of the Securities and a review of the Indenture.

4.

Each of the undersigned has made such examination or investigation as is necessary in the undersigned’s opinion to enable the undersigned to express an informed opinion as to whether the conditions referred to in paragraph 1 above have been complied with.

5.	In the opinion of the undersigned, the form and terms of the Securities have been established in conformity with the provisions of the Indenture.

6.

The (i) terms of the series of Securities of the Company to be issued under the Indenture are set forth in Annex A hereto and the section entitled “Description of the Notes” included in the Company’s Prospectus Supplement dated May 10, 2021 to the Prospectus dated March 19, 2021, which section is herein incorporated by reference and (ii) the form of the series of Securities of the Company to be issued under the Indenture are set forth in Annex B hereto. The form and terms of the series of Securities have been established pursuant to a Board Resolution (as defined in the Indenture) and unanimous written consents of the Underwriting Committee of the Company dated May 10, 2021 and May 20, 2021.

[Signatures follow on next page]

IN WITNESS WHEREOF, the undersigned have signed their respective signatures on this certificate on this 24th day of May, 2021.

/s/ Kristin Kruska
Name:	Kristin Kruska
Title:	Corporate Vice President, Transactions, Corporate & Securities Law and Secretary

/s/ Uygar Gazioglu
Name:	Uygar Gazioglu
Title:	Corporate Vice President, Finance & Treasurer

ANNEX A

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Officers’ Certificate

Capitalized terms used but not defined herein shall have the meaning given to such terms in the Indenture.

1. The title of the series of Securities authorized hereby shall be the “2.750% Senior Notes due 2031” (the “Notes”) of the Company.

2. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture in accordance with this Officers’ Certificate is initially limited to $850,000,000, except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 906, 1107 or 1303 of the Indenture and except for any Notes which, pursuant to Section 303, are deemed never to have been authenticated and delivered under the Indenture; provided, however, that the Company may, without the consent of the Holders of the Notes, create and issue additional notes ranking equally with the Notes and otherwise similar in all respects so that such further notes would be consolidated and form a single series of the Notes.

3. The principal of the Notes shall be payable on May 24, 2031.

4. The Notes shall bear interest at the rate of 2.750% per annum from the most recent May 24 or November 24 for which interest has been paid or duly provided for. Interest on the Notes shall be payable semi-annually on May 24 and November 24, commencing November 24, 2021, until the principal thereof is paid or made available for payment. Each such May 24 or November 24 shall be an “Interest Payment Date” for the Notes. The May 10 or November 10 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the “Regular Record Date” for the Interest payable on such Interest Payment Date.

5. The principal of and interest on the Notes shall be payable at the corporate trust office of the Trustee in Chicago, Illinois; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee inside the United States.

6. The Notes shall not be entitled to the benefit of any sinking fund and shall not be convertible or exchangeable into shares of the Company’s Common Stock.

7. The Notes shall be registered as Registered Securities.

8. The Notes shall be permanently issued as Global Securities under an arrangement with The Depository Trust Company (“DTC”). The Notes will not be delivered to beneficial owners in definitive form unless and until the DTC is removed as the depositary and no successor depositary can be found, or, with respect to holders of beneficial interests in the Notes who hold such interests directly or indirectly through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, as operator of the Euroclear System (“Euroclear”), in the event that Clearstream or Euroclear, as applicable, notifies the Company that it is unwilling or unable to continue as a clearing system in connection with the Global Securities.

9. Payments of principal and interest on the Notes shall be paid to DTC or its nominee as the registered owner of the Notes.

10. The Company may redeem the Notes at its option, either in whole or in part, at any time prior to February 24, 2031 (three months prior to the stated maturity of the Notes), at a Redemption Price equal to the greater of (i) 100% of the aggregate principal amount of such Notes to be redeemed on the Redemption Date, or (ii) as determined by the Independent Investment Banker (as defined in the Company’s Prospectus Supplement dated May 10, 2021 to the Prospectus dated March 19, 2021 relating to the Notes (the “Prospectus Supplement”), the sum of the present values of the Remaining Scheduled Payments (as defined in the Prospectus Supplement) (not including any portion of payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis at the Treasury Rate (as defined in the Prospectus Supplement) plus 20 basis points, and accrued interest thereon to the Redemption Date.

11. Notice of any redemption of the Notes in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a transaction involving a change of control of us) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another person.

12. Upon the occurrence of a change of control repurchase event (as defined in the Prospectus Supplement), unless the Company has exercised its right to redeem the Notes, the Company will be required to make an offer to each Holder of the Notes to repurchase all or any part (in excess of $2,000 and in integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to, but not including, the date of repurchase. Such offer will be conducted in accordance with the procedures described in the Prospectus Supplement. Notwithstanding the foregoing, the Company will not be required to make an offer to repurchase the Notes upon a change of control repurchase event with respect to the Notes, if, with respect to such Notes, a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all the Notes of properly tendered and not withdrawn under its offer.

13. The provisions of Sections 1402 (defeasance) and 1403 (covenant defeasance) of the Indenture shall be applicable to the Notes.

ANNEX B

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Officers’ Certificate

[See Exhibit 4.3 filed with this Form 8-K on May 24, 2021]